SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)      May 15, 1998




                             Loch Exploration, Inc.
             (Exact name of registrant as specified in its charter)



             Texas                         0-9129               75-1657943
     (State or other jurisdiction       (Commission           (IRS Employer
       of incorporation)                 File Number)        Identification No.)



                      414 E. Elm, Gainesville, Texas 76240
                    (Address of principal executive offices)



        Registrant's telephone number, including are code (940) 668-1271



         (Former name or former address, if changed since last report.)







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Item 2. Changes in Control of Registrant

On May 15, 1998, Southport Capital Corporation, a Nevada corporation, of Dallas, Texas purchased 624,405 shares (48.21%) of the registrant's common stock from Paul E. Cash, of Dallas, Texas, at a price of $0.30 per share, for a total cash consideration of $187,321.50.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Loch Exploration, Inc.
                                                  Registrant





Date: May 21, 1998                            By: /s/ Glenn L. Loch
                                                  ------------------
                                                  Glenn L. Loch
                                                  President







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